Exhibit 99.1

ZURA BIO LIMITED ANNOUNCES SHARE REDEMPTIONS AND LOCK-UP AGREEMENT

SAN DIEGO, March 27, 2023— As previously announced on March 21, 2023, Zura Bio Limited (“Zura”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, announced the closing of its business combination with JATT Acquisition Corp (“JATT”), a special purpose acquisition company.

In connection with the business combination, JATT’s public shareholders had the right to elect to redeem all or a portion of their Class A ordinary shares in exchange for a per share price calculated in accordance with JATT’s organizational documents. Between JATT’s initial public offering and the business combination, JATT’s public shareholders holding an aggregate of 13,617,502 Class A ordinary shares, or 98.7% of all issued and outstanding Class A ordinary shares prior to the consummation of the business combination, validly elected to redeem such shares.

On March 24, 2023, Zura entered into a side letter with Athanor Master Fund, LP and Athanor International Master Fund, LP (together, “Athanor”), pursuant to which the parties agreed that 2,500,000 of the shares issued to Athanor under the Forward Purchase Agreement between JATT and Athanor, as amended, would be subject to restrictions on transfer until March 20, 2024.

About Zura

Zura is a clinical-stage biotechnology company advancing immunology assets into Phase 2 development programs, including ZB-168 and torudokimab. ZB-168 is an anti IL7R α inhibitor that has the potential to impact diseases driven by IL7 and TSLP biological pathways. Zura aims to develop a portfolio of therapeutic indications for ZB-168 which build on existing Phase 1b data in Type 1 Diabetes demonstrating a favorable safety profile and strong biological rationale. Torudokimab is a fully human, high affinity monoclonal antibody that neutralizes IL33 and is currently at the Phase 2 clinical development stage.

Forward Looking Statements Disclaimer

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the business combination between JATT and Zura. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," "strategy," "future," "opportunity," "would," "seem," "seek," "outlook" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Zura’s expectations with respect to anticipated financial impacts of the business combination. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of JATT’s Annual Report on Form 10-K and initial public offering prospectus, and its subsequent Quarterly Reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Registration Statement on Form S-4, as amended, and other documents filed by Zura from time to time with the Securities and Exchange Commission (the "SEC"). These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura following the business combination; (2) volatility in the price of the combined company’s securities; (3) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (5) costs related to the business combination; (6) changes in the applicable laws or regulations; (7) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (8) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the combined company operates; (9) the impact of the global COVID-19 pandemic; (10) the potential inability of the combined company to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (11) the enforceability of combined company’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (12) other risks and uncertainties described in JATT’s Registration Statement on Form S-4, as amended, its initial public offering prospectus, its subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and such other documents filed by Zura from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Zura cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura does not give any assurance that the combined company will achieve its expectations. Zura does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Zura Bio Limited & Investors:
Kim Davis
General Counsel
Email: info@zurabio.com
Website: www.zurabio.com

Media:
Triquartista Consulting
Chris Wilson
Email: chris@trequartistaconsulting.com